UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015

eCrypt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

4004 Sugarloaf Drive, Austin, TX	78738
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 10, 2015, eCrypt Technologies, Inc. (the “Company”) entered into an equity purchase agreement with LG Capital Funding, LLC, a New York limited liability company (“LG Capital”), dated February 6, 2015, whereby LG Capital agreed to purchase up to $1,800,000 of the Company’s common stock, to be registered in a Form S-1 registration statement (the “Shares”). The agreement will have a one-year term unless sooner terminated because $1,800,000 of the Company’s common stock has already been sold to LG Capital.

During the term, the Company will have the right to deliver up to two put notices per month (each a “Put Notice”) to LG Capital requiring it to purchase up to a maximum of $75,000 of Shares for a specific amount (the “Investment Amount”). The purchase price for the Shares covered by the Put Notice shall be equal to 75% of the lowest closing bid price for the ten trading days immediately preceding clearing of the Estimated Put Shares (defined below) (such purchase price the “Put Purchase Price”). The Company will deliver to LG Capital, simultaneously with delivery of a Put Notice, a number of Shares equal to 120% of the Investment Amount divided by the closing price of the Company’s common stock on the day preceding the Put Notice date (the “Estimated Put Shares”). The actual number of Shares purchased by LG Capital for the Investment Amount shall then be calculated by dividing the Investment Amount by the Put Purchase Price. Any excess Estimated Put Shares shall then be returned to the Company.

The number of Shares sold to LG Capital at any time shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by LG Capital, would result in LG Capital owning more than 9.99% of all of the Company’s common stock then outstanding. Finally, as part of the equity purchase agreement, LG Capital is prohibited from executing any short sales of the Company’s common stock during the term of the equity purchase agreement.

The foregoing description of the equity purchase agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	Equity Purchase Agreement between the Company and LG Capital dated February 6, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: February 17, 2015	By:	/s/ Thomas A. Cellucci
	Name:	Thomas A. Cellucci
	Title:	Chief Executive Officer